UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017

Oaktree Capital Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)

(213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On November 9, 2017, Oaktree Capital Group, LLC issued a press release announcing that it has received commitments from certain accredited investors (collectively, “the Investors”) to purchase $250.0 million of 3.78% senior notes due 2032 (the “Notes”) to be issued by its indirect subsidiary, Oaktree Capital Management, L.P. (the “Issuer”), and guaranteed by its indirect subsidiaries, Oaktree Capital I, L.P., Oaktree Capital II, L.P. and Oaktree AIF Investments, L.P. (the “Guarantors”). The Notes are senior unsecured obligations of the Issuer, jointly and severally guaranteed by the Guarantors. The Issuer intends to use the proceeds from the sale of the Notes to redeem its $250 million of 6.75% Senior Notes due 2019. The offering of the Notes is subject to the execution of definitive documents and is expected to close on December 18, 2017.

The offer and sale of the Notes will be made solely in private placement transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Oaktree Capital Group, LLC, dated November 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2017	OAKTREE CAPITAL GROUP, LLC

	By:	/s/ Daniel D. Levin
Name: Daniel D. Levin
Title: Chief Financial Officer